Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Acquires Clyde Industries

WESTFORD, Mass., October 7, 2025 – Kadant Inc. (NYSE: KAI) announced today that it has completed the acquisition of Clyde Industries Holdings, Inc. and affiliates (“Clyde Industries”) for $175 million in cash, subject to customary adjustments. The acquisition was primarily financed through borrowings under Kadant's revolving credit facility.

Founded in 1924, Clyde Industries is recognized for its highly engineered boiler efficiency and cleaning system technologies that improve performance, reduce operational costs, and support customer sustainability initiatives in critical industrial markets, including energy, pulp and paper, and general industry. The company has approximately 400 employees and is headquartered in Atlanta, Georgia, with operations in Brazil, China, Indonesia, Finland and Canada. Clyde Industries' revenue for the fiscal year ended February 28, 2025 was $92 million. Clyde Industries will become part of Kadant’s Industrial Processing reporting segment.

“We are pleased to welcome our colleagues from Clyde Industries to the Kadant family,” said Jeffrey L. Powell, president and chief executive officer of Kadant. “Clyde Industries shares our commitment to driving Sustainable Industrial Processing, and this acquisition supports our strategic goals for expanding our industrial processing offerings to adjacent markets. The capabilities and innovations Clyde Industries provides complement and expand our product portfolio, making them an excellent fit with Kadant.”

Brent Beachy, chief executive officer of Clyde Industries, added, “We are proud to become part of a global industrial leader, and welcome this exciting growth opportunity for our team and our customers. Kadant’s deep industry expertise and wide breadth of solutions in our core markets will provide support for our continued growth. We look forward to integrating our capabilities and products with Kadant’s network to provide comprehensive solutions.”

Conference Call
Kadant will hold a conference call and webcast on Thursday, October 9, 2025 at 11:00 a.m. Eastern Time to discuss the acquisition. To listen to the call and view the webcast, go to the “Investors” section of the Company’s website at kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register-conf.media-server.com/register/BI0375bf52061c464e950869dd08e38b1f or selecting the Q&A link on our website to receive a dial-in number and unique pin. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on the Company’s website through November 7, 2025.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing®. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,900 employees in 22 countries around the globe. For more information, visit kadant.com.

Kadant Acquires Clyde Industries (cont.)
October 7, 2025

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about the financial and operating performance of Clyde Industries, the benefits of the acquisition of Clyde Industries (the “Acquisition”), and the expected future business and financial performance of Clyde Industries and Kadant. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in Kadant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to Kadant’s ability to successfully integrate Clyde Industries and its operations and employees and realize anticipated benefits from the Acquisition; unanticipated disruptions to the business, general and regional economic conditions, and the future performance of Clyde Industries; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the Acquisition; competitive, investor or customer responses to the Acquisition; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from the Acquisition; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybersecurity incidents; implementation of our internal growth strategy; competition; our ability to successfully manage our manufacturing operations; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; loss of key personnel and effective succession planning; future restructurings; protection of intellectual property; changes to tax laws and regulations; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com

Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com

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